Exhibit 32.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, J. Patrick Barley, President and Chief Executive Officer of JP Energy GP II LLC, as general partner of JP Energy Partners LP (the “Partnership”), hereby certify, to the best of my knowledge, that:

(1)

the Partnership’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 9, 2016	/s/ J. Patrick Barley
	Name:	J. Patrick Barley
	Title:	President and Chief Executive Officer